Exhibit 5.1
[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]
September 2, 2005

BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, AL 35244
     Re:     BioCryst Pharmaceuticals, Inc. Form S-3 Registration Statement
Ladies and Gentlemen:
     We have acted as counsel to BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on September 2, 2005. The Registration Statement covers the offering and issuance from time to time by the Company of up to $85,000,000 aggregate offering price of its common stock, par value $0.01 per share (the “Common Stock”).
     All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.
     In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.
     In connection with this opinion, we have examined the following documents:
     (1) The Composite Certificate of Incorporation of the Company, as amended to date (the “Certificate”);
     (2) The Bylaws of the Company, as amended to date (the “Bylaws”);
     (3) Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

     (4) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.
     On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):
     The Common Stock will be validly issued, fully paid and nonassessable if and when (i) the Registration Statement, as amended (including any necessary post-effective amendments) shall have become effective under the Act and provided that no stop order shall have been issued by the SEC relating thereto; (ii) a Prospectus Supplement with respect to the Common Stock shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (iii) the Board of Directors of the Company (the “Board”) shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock as contemplated by the Registration Statement (including the Prospectus Supplement relating to the applicable offering of such Common Stock), and in accordance with the terms and conditions of any applicable purchase or underwriting agreement, if any; (iv) the Common Stock shall have been issued as provided in such resolutions of the Board; and (v) certificates representing the Common Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms and conditions of any applicable purchase or underwriting agreement, if any.
     For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of the Common Stock: (a) the authorization thereof by the Board shall not have been modified or rescinded; (b) no change in law affecting the validity, legally binding character or enforceability of the authorization by the Board shall have occurred; (c) upon issuance of the Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock that the Company is then authorized to issue; (d) the Certificate of the Company shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; and (e) the authorizations by the Board will be made in accordance with the Certificate, the Bylaws and the General Corporation Law of the State of Delaware.
     The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions implementing these laws).
     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.
     The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.
Very truly yours,
/s/ HOLME ROBERTS & OWEN LLP